UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 06, 2025

FIRST MID BANCSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36434	37-1103704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 Charleston Avenue
Mattoon, Illinois		61938
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (217) 234-7454

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FMBH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Item 5.07 below, at the Annual Meeting of Stockholders held on April 30, 2025 (the “Annual Meeting”), the stockholders of First Mid Bancshares, Inc. (the “Company”) approved an increase of 450,000 shares of common stock of the Company available for issuance under the First Mid Bancshares, Inc. 2017 Stock Incentive Plan (the “Plan”), a name change of the Plan to the “First Mid Bancshares, Inc. 2025 Stock Incentive Plan”, and an extension of the Plan term to January 21, 2035, all of which was approved by the Board of Directors on January 21, 2025. The Plan, which was initially approved by Company stockholders on April 26, 2017, provides for discretionary awards of stock options, stock awards, stock units and stock appreciation rights (SARs) to selected employees, non-employee directors and consultants of the Company and its subsidiaries.

The Plan is administered by a committee consisting of the Board of Directors, or if the Board so delegates, a sub-committee of the Board which is comprised of directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Committee”). The Committee has full authority to select the individuals who will receive awards under the Plan, determine the form and amount of each of the awards to be granted, and establish the terms and conditions of awards. The Committee may delegate to the Chief Executive Officer of the Company its authority to grant awards to employees who are not subject to Section 16 of the Securities Exchange Act of 1934.

As a result of the amendments approved by Company Stockholders, the number of shares of common stock that may be issued under the Plan has increase by 450,000 shares, from 550,000 shares to 1,000,000 shares. The number of shares that remain available to be issued under the Plan as a result of the 450,000 share increase is 503,921 shares. Of these shares, (i) the maximum number of shares issuable as stock options or SARs to any employee in any calendar year is 50,000, (ii) the maximum number of shares that may be issued as settlement for stock awards or stock unit awards that may be granted to any participant in any calendar year is 50,000, and (iii) the maximum number of shares issuable as incentive stock options is 503,921. Shares that are forfeited or cancelled are again available for issuance under the Plan, and shares purchased or withheld by the Company to pay the option exercise price or tax withholding are not again available for issuance under the Plan.

Each award under the Plan will be evidenced by a written agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion. Notwithstanding any other provision of the Plan or any award agreement, in the event of a “change in control” of the Company, the Plan gives the Committee the discretion to determine how Plan awards are treated. The current award agreements provide that unless the awards are assumed by a public company, they will fully vest immediately prior to the change in control. If the awards are assumed by a public company, they will continue to vest; provided that if within two years following the change in control the executive’s employment is terminated by the Company without cause or by the executive for good reason (as such terms are defined in the award agreement), the awards fully vest. The term of the Plan has been extended until January 21, 2035, or ten years following the date of the Board’s approval of the Plan amendments, including the extension.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, there were present in person and by proxy holders 20,634,968 shares of common stock of the Company, representing approximately 86% of the total votes eligible to be cast, constituting a majority and more than a quorum of the outstanding shares entitled to vote. The proposals considered and voted on at the Annual Meeting are described in greater detail in the definitive proxy statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on March 18, 2025, the relevant portions of which are incorporated herein by reference.

The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the vote of the stockholders was as follows:

Proposal 1: Election of Directors. Three directors were elected at the Annual Meeting, each for a three year term. The results of voting at the Annual Meeting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Robert S. Cook	16,896,963	558,737	3,178,997
Gisele A. Marcus	15,917,590	1,538,110	3,178,997
James E. Zimmer	16,939,528	516,172	3,178,997

Proposal 2: Approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock. With respect to the approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 shares to 45,000,000 shares, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, were as follows:

Votes for	Votes Against	Broker Non-Votes	Abstentions
19,682,462	727,331	0	224,904

Proposal 3: Approval of an amendment to the First Mid Bancshares, Inc. 2017 Stock Incentive Plan to change the name of the Plan, increase the number of authorized shares, and extend the term of the Plan to 2035. A name change of the Plan to the First Mid Bancshares, Inc. 2025 Stock Incentive Plan, an increase of 450,000 shares in the number of shares of common stock available under the Plan, and the extension of the term of the Plan to January 21, 2035, was approved. The number of votes cast for and against, as well as the number of broker non-votes and abstentions, were as follows

Votes for	Votes Against	Broker Non-Votes	Abstentions
16,455,304	841,162	3,178,997	159,233

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	2025 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID BANCHARES, INC.

Date:	May 6, 2025	By:	/s/ Joseph R. Dively
Chairman, President and Chief Executive Officer